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The Gap, Inc.                                                       Exhibit 12.1
Computation of Ratio of Earnings to Fixed Charges

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
                                                        Fiscal Year Ended                              Nine Months Ended
                                ---------------------------------------------------------------    -------------------------
                                 Feb 3,      Feb 1,        Jan 31,     Jan 30,     Jan 29,            Oct. 30,    Oct. 28,
                                  1996        1997          1998        1999        2000                1999        2000
                                ---------------------------------------------------------------    -------------------------
Earnings Before Income Taxes     585,199     748,527       854,242   1,319,262   1,784,949         1,133,207       953,928
Add:
            Interest Expense       5,490       5,529        17,779      46,145      44,968            26,717        47,261
  Interest on rental expense     195,168     218,403       250,025     288,143     337,471           240,333       280,007
                                ---------------------------------------------------------------    -------------------------

Earnings                         785,857     972,459     1,122,046   1,653,550   2,167,388         1,400,257     1,281,196
                                ===============================================================    =========================

Interest Expense                   5,490       5,529        17,779      46,145      44,968            26,717        47,261
Capitalized Interest                  -        8,564        12,186      10,982      24,900            17,106        31,461
Interest on rental expense       195,168     218,403       250,025     288,143     337,471           240,333       280,007
                                ---------------------------------------------------------------    -------------------------

Fixed Charges                    200,658     232,496       279,990     345,270     407,339           284,156       358,729
                                ===============================================================    =========================
Ratio of Earnings
  to Fixed Charges                  3.92        4.18          4.01        4.79        5.32              4.93          3.57
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